Exhibit 99.1

Dice Holdings, Inc. Reports Fourth Quarter & Full Year 2007 Results

•	Revenues increased 49% to $39.5 million

•	Operating income grew 76% to $9.4 million, including the impact of a $2.9 million non-cash impairment charge for JobsintheMoney.com intangible assets

•	Income from continuing operations increased 60% to $3.7 million or $0.06 per diluted share

•	Cash flow from operations grew 55% to $16.5 million

•	Adjusted EBITDA totaled $18.6 million, increasing 56% (See “Notes Regarding the Use of Non-GAAP Financial Measures”)

New York, New York, February 6, 2008 —Dice Holdings, Inc. (NYSE: DHX), a leading provider of specialized career websites for professional communities, today reported financial results for the quarter and year ended December 31, 2007.

Fourth Quarter Operating Results

Total revenues for the quarter ended December 31, 2007 increased 49% to $39.5 million versus $26.6 million in the comparable quarter of 2006. The revenue increase was driven by eFinancialCareers performance, including the impact of a full quarter of ownership in 2007, and by increases at Dice.com primarily as a result of a greater number of recruitment package customers. Pro forma total revenues for the fourth quarter of 2006 would have been $28.6 million, and the year over year increase would have been 38%, had Dice Holdings owned the eFinancialCareers businesses during the entire period.

Operating income for the quarter ended December 31, 2007 increased $4.0 million to $9.4 million, an increase of 76% from the comparable period in 2006. The increase in operating income was due to higher revenues and greater operating leverage at Dice.com and eFinancialCareers, partially offset by a $2.9 million non-cash impairment charge related to the intangible assets of JobsintheMoney.com, which was acquired as part of the eFinancialCareers transaction in October 2006. See “Recent Developments” for additional detail.

Income from continuing operations for the current quarter was $3.7 million, an increase of $1.4 million from $2.3 million generated in the fourth quarter of 2006. Earnings per diluted share from continuing operations were $0.06 for the current quarter, which includes a $0.03 per diluted share negative impact, net of tax, from the non-cash impairment charge.

Net cash provided by operating activities for the quarter ended December 31, 2007 was $16.5 million, compared with $10.6 million in the fourth quarter last year.

Adjusted EBITDA for the fourth quarter of 2007 was $18.6 million, compared with $12.0 million for the fourth quarter of 2006 an increase of 56%. See “Notes Regarding the Use of Non-GAAP Financial Measures.”

Operating Segment Results

For the fourth quarter of 2007, DCS Online revenues were $27.1 million or 68.5% of Dice Holdings’ consolidated revenues, representing a 20% increase over the comparable 2006 quarter. Growth was driven by a greater number of recruitment package customers and an increase in average revenue per recruitment package customer at Dice.com. A strong increase in revenue at ClearanceJobs.com also contributed. Within the segment, Dice.com represented a significant majority of total revenues for the period.

Representing the Company’s international operations, eFinancialCareers revenues for the fourth quarter of 2007 were $9.7 million or 24.5% of Dice Holdings’ consolidated revenues. Pro forma revenues for the fourth quarter of 2006 would have been $4.5 million for this segment had Dice Holdings owned eFinancialCareers during that entire period.

The other businesses operated by Dice Holdings, which include the eFinancialCareers operations within the United States, JobsintheMoney.com, and Targeted Job Fairs, are reported in the Other category. Other revenues were $2.8 million in the fourth quarter versus $1.1 million for the comparable period in 2006. Pro forma revenues for the fourth quarter of 2006 would have been $1.6 million for this segment had Dice Holdings owned the eFinancialCareers businesses during that entire period.

Full Year Operating Results

Total revenues for the year ended December 31, 2007 were $142.4 million, compared to $83.4 million in the previous year. The 71% increase was driven by growth in recruitment package customers and average revenue per recruitment package customer at Dice.com, as well as the addition of the eFinancialCareers businesses. Pro forma total revenues for the year ended December 31, 2006 would have been $101.4 million had Dice Holdings owned the eFinancialCareers businesses during all of 2006.

By segment, DCS Online revenues increased 32% to $102.2 million for the year ended December 31, 2007, while eFinancialCareers contributed revenues of $29.7 million. Other revenues for the year increased to $10.5 million from $3.2 million in the comparable period of 2006. Pro forma revenues for the year ended December 31, 2006 would have been $16.5 million for the eFinancialCareers segment and $7.6 million for the Other segment had the company owned the eFinancialCareers businesses during all of 2006.

Operating income for the year ended December 31, 2007 increased 79% to $32.0 million from $17.9 million for the previous year. Net income for the full year 2007 was $15.5 million compared with $6.8 million for the full year 2006.

For the year ended December 31, 2007, net cash provided by operating activities was $59.6 million, compared with $38.9 million for the same period last year.

Adjusted EBITDA for the year ended December 31, 2007 increased 68% to $62.5 million, compared with $37.1 million in 2006. See “Notes Regarding the Use of Non-GAAP Financial Measures.”

Balance Sheet

Deferred revenue at December 31, 2007 was $46.2 million compared to $34.4 million at December 31, 2006. The 34% increase is primarily attributable to serving a greater number of recruitment package customers at Dice together with a higher percentage of those customers under annual contract than at December 31, 2006.

Net debt, defined as total debt less cash and cash equivalents and marketable securities, was $66.7 million at December 31, 2007, consisting of total debt of $124.4 million minus cash and cash equivalents and marketable securities of $57.7 million. This compares to a net debt balance of $81.2 million at September 30, 2007, consisting of total debt of $124.7 million minus cash and cash equivalents and marketable securities of $43.5 million.

Recent Developments

In September 2007, the Company launched a redesigned JobsintheMoney website with an expectation that, together with an increase in marketing, its overall performance for employers, recruiters, and finance and accounting professionals would improve. While the functionality of the website has improved, to date there has been no subsequent measurable improvement in financial performance. Therefore, intangible assets related to JobsintheMoney.com were reduced by $2.9 million to zero.

On January 28, 2008, Dice India Holdings transferred its equity stake in the CyberMedia Dice joint venture to an affiliate of Cyber Media. CyberMedia Dice results were previously reported in the Other segment. As of December 31, 2007, CyberMedia Dice was considered held for sale; therefore, results from operations, assets and liabilities from the joint venture are now classified as a discontinued operation and all historical periods have been recast.

Management Comments

Scot Melland, Chairman, President and Chief Executive Officer, stated “Our fourth quarter provided a solid finish to the year marked by strong revenue and profit growth in each of our key operating segments. eFinancialCareers worldwide delivered its strongest quarter of the year as customers continue to discover the value of recruiting financial services professionals using our service. Overall, despite a challenging market environment, our results underscore our view that the long-term global opportunity for our business is unchanged. In 2008, we plan to continue executing our three-pronged strategic plan to further build professional communities organically, globally and by acquisition.”

Mike Durney, Senior Vice President, Finance and Chief Financial Officer, added “The breadth of contribution to our fourth quarter results across our key operating segments continues to illustrate how effectively our business model operates for both our users and our Company. At Dice, we had on average 17% more recruitment package customers than a year ago and at year end more than 80% of those customers are under annual contract. During the quarter, we marked the one-year anniversary of the eFinancialCareers acquisition with flat-out excellent results worldwide including some nice growth from our newer markets.” Mr. Durney continued, “Company-wide, the fourth quarter is historically our strongest in EBITDA terms and 2007 was no exception, with a 47% adjusted EBITDA margin. Finally, we continue to generate significant amounts of cash, while we invest to grow.”

Business Outlook

As of February 6, 2008, the Company anticipates the following financial performance for the quarter ending March 31, 2008 and full year 2008:

	Quarter ending March 31, 2008		Fiscal Year 2008
Total Revenue	$39.0 - 40.5	mm	$161 - 173	mm

Estimated Contribution by Segment
DCS Online	$27.0 - 28.0	mm	$110 - 117	mm
eFinancialCareers	$9.0 - 9.3	mm	$39 - 42	mm
Other	$3.0 - 3.2	mm	$12 - 14	mm

Sales & Marketing expense	$16.0 - 16.5	mm	$63 - 65	mm

Adjusted EBITDA	$15.5 - 16.5	mm	$68 - 76	mm

Depreciation and amortization	$5.5 - 5.6	mm	$22 - 23	mm
Non-cash stock compensation expense	$1.4 - 1.5	mm	$6 - 7	mm
Interest expense, net	$2.4 - 2.5	mm	$9 -10	mm
Income taxes	$2.6 - 3.1	mm	$13 - 16	mm

Income from continuing operations	$3.7 - 4.5	mm	$20 - 25	mm

Adjusted EBITDA Margin	40 - 41%		42 - 44%

Fully diluted share count	66 - 68	mm	67 -70	mm

Note: Excludes the impact of CyberMedia Dice which has been recast as a discontinued operation.

Conference Call Information

The Company will host a conference call to discuss fourth quarter results today at 5:00 p.m. Eastern Time. Hosting the call will be Scot W. Melland, Chairman, President and Chief Executive Officer, and Michael P. Durney, Senior Vice President, Finance and Chief Financial Officer.

The conference call can be accessed live over the phone by dialing 866-202-4683 or for international callers by dialing 617-213-8846; the participant passcode is 51706339. A replay will be available two hours after the call and can be accessed by dialing 888-286-8010 or 617-801-6888 for international callers; the replay passcode is 54053410. The replay will be available until February 20, 2008. The call will also be webcast live from the Company’s website at www.diceholdingsinc.com under the Investor Relations section.

Contacts

Jennifer Bewley

Director, Investor Relations

Dice Holdings, Inc.

212.448.4181 | IR@dice.com

Media Relations

Rich Layne or Stephanie Sampiere, ICR Inc.

646-277-1219 | 646-277-1222

About Dice Holdings, Inc.

Dice Holdings, Inc. is a leading provider of specialized career websites for professional communities, including technology and engineering, capital markets and financial services, accounting and finance, and security clearance. Our mission is to help our customers source and hire the most qualified professionals in select and highly skilled occupations, and to help those professionals find the best job opportunities in their respective fields and further their careers. For more than 17 years, we have built our company by providing our customers with quick and easy access to high-quality, unique professional communities and offering those communities access to highly relevant career opportunities and information. Today, we serve multiple markets in North America, Europe, the Middle East, Asia and Australia.

Notes Regarding the Use of Non-GAAP Financial Measures

Dice Holdings, Inc. (the “Company”) has provided certain non-GAAP financial information as additional information for its operating results. These measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States (“GAAP”) and may be different from non-GAAP measures reported by other companies. The Company believes that its presentation of non-GAAP measures, such as adjusted earnings before interest, taxes, depreciation, amortization, non-cash share based compensation expense, non-cash impairment of intangible assets and add back of deferred revenue written off (“Adjusted EBITDA”), free cash flow and net debt, provides useful information to management and investors regarding certain financial and business trends relating to its financial condition and results of operations. In addition, the Company’s management uses these measures for reviewing the financial results of the Company and for budgeting and planning purposes.

Adjusted EBITDA

Adjusted EBITDA is a metric used by management to measure operating performance. Management uses Adjusted EBITDA as a performance measure for internal monitoring and planning, including preparation of annual budgets, analyzing investment decisions and evaluating profitability and performance comparisons between us and our competitors. The Company also uses this measure to calculate amounts of performance based compensation under the senior management incentive bonus program. Adjusted EBITDA, as defined in our Amended and Restated Credit Facility, represents net income (loss) before interest expense, interest income, income tax expense, depreciation and amortization, non-cash stock compensation expense, extraordinary or non-recurring non-cash charges or expenses, and to add back the deferred revenues written off in connection with the Dice Inc. acquisition and the eFinancialCareers acquisition purchase accounting adjustments.

We consider Adjusted EBITDA, as defined above, to be an important indicator to investors because it provides information related to our ability to provide cash flows to meet future debt service, capital expenditures and working capital requirements and to fund future growth as well as to monitor compliance with financial covenants. We present Adjusted EBITDA as a supplemental performance measure because we believe that this measure provides our board of directors, management and investors with additional information to measure our performance, provide comparisons from period to period and company to company by excluding potential differences caused by variations in capital structures (affecting interest expense) and tax positions (such as the impact on periods or companies of changes in effective tax rates or net operating losses), and to estimate our value.

We present this discussion of Adjusted EBITDA because covenants in our Amended and Restated Credit Facility contain ratios based on this measure. Our Amended and Restated Credit Facility is material to us because it is one of our primary sources of liquidity. If our Adjusted EBITDA were to decline below certain levels, covenants in our Amended and Restated Credit Facility that are based on Adjusted EBITDA may be violated and could cause, among other things, an inability to incur further indebtedness and in certain circumstances a default or mandatory prepayment under our Amended and Restated Credit Facility.

Adjusted EBITDA is not a measurement of our financial performance under GAAP and should not be considered as an alternative to net income, operating income or any other performance measures derived in accordance with GAAP or as an alternative to cash flow from operating activities as a measure of our profitability or liquidity.

Pro Forma Adjusted EBITDA

Pro Forma Adjusted EBITDA is defined as Adjusted EBITDA (as defined above) with an addition for the Adjusted EBITDA of eFinancialCareers, as though we owned the business for all periods presented. We believe Pro Forma Adjusted EBITDA is an important non-GAAP measure as it provides a basis for comparing the current period performance against prior periods.

Free Cash Flow

We define free cash flow as net cash provided by operating activities from continuing operations minus capital expenditures. We believe free cash flow is an important non-GAAP measure as it provides useful cash flow information regarding our ability to service, incur or pay down indebtedness or repurchase our common stock. We use free cash flow as a measure to reflect cash available to service our debt as well as to fund our expenditures. A limitation of using free cash flow versus the GAAP measure of net cash provided by operating activities is that free cash flow does not represent the total increase or decrease in the cash balance from operations for the period since it excludes cash used for capital expenditures during the period.

Net Debt

Net Debt is defined as total debt less cash and cash equivalents and marketable securities. We consider net debt to be an important measure of liquidity and an indicator of our ability to meet ongoing obligations. We also use net debt, among other measures, in evaluating our choices for capital deployment. Net Debt presented herein is a non-GAAP measure and may not be comparable to similarly titled measures used by other companies.

Forward-Looking Statements

This press release contains forward-looking statements. You should not place undue reliance on those statements because they are subject to numerous uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control. Forward-looking statements include information concerning our possible or assumed future results of operations, including descriptions of our business strategy. These statements often include words such as “may,” “will,” “should,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or similar expressions. These statements are based on assumptions that we have made in light of our experience in the industry as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances. Although we believe that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect our actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. These factors include, but are not limited to, competition from existing and future competitors, failure to maintain and develop our reputation and brand recognition, failure to increase or maintain the number of customers who purchase recruitment packages, cyclicality or downturns in the economy or industries we serve, and the failure to attract qualified professionals or grow the number of qualified professionals who use our websites. These factors and others are discussed in more detail in the Company’s filings with the Securities and Exchange Commission, including our periodic reports and our Registration Statement on Form S-1, as amended, under the headings “Risk Factors,” “Forward-Looking Statements” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” all of which are available on the Investor Relations page of our website at www.diceholdingsinc.com.

You should keep in mind that any forward-looking statement made by us herein, or elsewhere, speaks only as of the date on which we make it. New risks and uncertainties come up from time to time, and it is impossible for us to predict these events or how they may affect us. We have no obligation to update any forward-looking statements after the date hereof, except as required by federal securities laws.

DICE HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(in thousands except per share amounts)

	For the three months ended December 31,		For the year ended December 31,
	2007	2006	2007	2006
Revenues	$39,514	$26,562	$142,350	$83,400

Operating expenses:
Cost of revenues	2,431	1,405	8,647	4,628
Product development	1,047	887	4,188	2,359
Sales and marketing	12,947	10,263	53,427	33,456
General and administrative	5,621	3,724	19,193	10,263
Depreciation	823	535	2,971	1,699
Amortization of intangible assets	4,389	4,415	19,051	13,092
Impairment of intangible assets	2,879	—	2,879	—

Total operating expenses	30,138	21,229	110,357	65,497

Operating income	9,376	5,333	31,993	17,903
Interest expense	(3,077)	(1,775)	(13,104)	(4,788)
Interest income	520	153	1,047	234

Income from continuing operations before income taxes and minority interest	6,819	3,711	19,935	13,349
Income tax expense	3,131	1,402	6,692	5,110

Income from continuing operations	3,688	2,309	13,243	8,239

Discontinued operations:
Income (loss) from discontinued operations	(284)	(1,680)	(1,584)	(2,767)
Income tax benefit (expense) from discontinued operations	(1,329)	636	3,981	1,010
Minority interest	(255)	98	(134)	296

Income (loss) from discontinued operations, net of tax	(1,868)	(946)	2,263	(1,461)

Net income	1,820	1,363	15,507	6,778
Convertible preferred stock dividends	—	(11,180)	(107,718)	(11,180)

Income (loss) attributable to common stockholders	$1,820	$(9,817)	$(92,211)	$(4,402)

Basic earnings (loss) per share:
From continuing operations	$0.06	$(96.21)	$(3.34)	$(31.89)
From discontinued operations	(0.03)	(10.26)	0.08	(15.86)

	$0.03	$(106.47)	$(3.26)	$(47.75)

Diluted earnings (loss) per share:
From continuing operations	$0.06	$(96.21)	$(3.34)	$(31.89)
From discontinued operations	(0.03)	(10.26)	0.08	(15.86)

	$0.03	$(106.47)	$(3.26)	$(47.75)

Weighted average diluted shares outstanding	65,769	55,601	61,416	59,873

Note: Results for 2007 and 2006 have been recast to reflect discontinued operations.

DICE HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(in thousands)

	For the three months ended December 31,		For the year ended December 31,
	2007	2006	2007	2006
Cash flows provided by operating activities:
Net income	$1,820	$1,363	$15,507	$6,778

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	823	535	2,971	1,699
Amortization	4,389	4,415	19,051	13,092
Deferred income taxes	3,895	341	7,273	3,127
Amortization of deferred financing costs	257	116	795	352
Share based compensation	1,180	743	4,100	1,467
Impairment of intangible assets	2,879	—	2,879	—
Changes in operating assets and liabilities:
Accounts receivable	(2,707)	(3,330)	(4,127)	(4,717)
Prepaid expenses and other assets	36	(82)	(1,266)	(45)
Accounts payable and accrued expenses	(223)	(270)	(906)	154
Deferred revenue	2,543	5,743	11,831	16,168
Other, net	1,621	1,058	1,448	775

Net cash provided by operating activities	16,513	10,632	59,556	38,850

Cash flows used for investing activities:
Purchases of fixed assets	(949)	(588)	(3,521)	(2,649)
Purchases of marketable securities	—	(100)	(200)	(200)
Maturities and sales of marketable securities	599	399	999	596
Acquisition of eFinancial Group Limited	—	(104,738)	—	(104,738)
Proceeds from the sale of eFinancialNews Limited	—	41,560	—	41,560
Amounts paid under Targeted Job Fairs acquisition agreement	—	—	—	(965)
Other, net	—	—	(32)	—

Net cash used for investing activities	(350)	(63,467)	(2,754)	(66,396)

Cash flows provided by (used for) financing activities:
Proceeds from long-term debt	—	77,000	113,000	77,000
Payments on long-term debt	(300)	(10,000)	(77,600)	(37,000)
Dividends paid on convertible preferred stock	—	(11,180)	(107,718)	(11,180)
Dividends paid on common stock	—	—	(180)	—
Payments to holders of vested stock options	—	—	(4,602)	—
Financing costs paid	(118)	(856)	(2,364)	(856)
Proceeds from initial public offering	—	—	81,003	—
Payment of costs related to initial public offering	(1,447)	—	(2,884)	—
Proceeds from stock option exercises	203	—	292	—
Other	—	—	(175)	—

Net cash provided by (used for) financing activities	(1,662)	54,964	(1,228)	27,964

Net cash provided by (used for) operating activities of discontinued operations	353	932	(3,844)	2,002
Net cash used for investing activities of discontinued operations	—	(65)	(6)	(151)

Net cash provided by (used for) discontinued operations	353	867	(3,850)	1,851
Effect of exchange rate changes	(39)	91	115	91

Net change in cash and cash equivalents for the period	14,815	3,087	51,839	2,360
Cash and cash equivalents, beginning of period	42,708	2,597	5,684	3,324

Cash and cash equivalents, end of period	$57,523	$5,684	$57,523	$5,684

Note: Results for 2007 and 2006 have been recast to reflect discontinued operations.

DICE HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(in thousands)

	December 31, 2007	December 31, 2006
ASSETS
Current assets
Cash and cash equivalents	$57,525	$5,684
Marketable securities	150	944
Accounts receivable, net of allowance for doubtful accounts of $1,312 and $795	19,112	14,962
Deferred income taxes—current	9,864	14,000
Prepaid and other current assets	2,582	1,162
Current assets of discontinued operations	195	1,098

Total current assets	89,428	37,850

Fixed assets, net	5,768	5,160
Acquired intangible assets, net	78,572	100,186
Goodwill	159,773	156,440
Deferred financing costs, net of accumulated amortization of $1,252 and $457	3,541	1,972
Other assets	673	122
Non-current assets of discontinued operations	135	597

Total assets	$337,890	$302,327

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued expenses	$11,971	$11,534
Deferred revenue	46,230	34,383
Current portion of long-term debt	750	—
Other current liabilities	—	426
Current liabilities of discontinued operations	1,404	1,772

Total current liabilities	60,355	48,115
Long-term debt	123,650	89,000
Deferred income taxes—non-current	26,079	29,582
Other long-term liabilities	7,468	1,295

Total liabilities	217,552	167,992

Total stockholders’ equity	120,338	134,335

Total liabilities and stockholders’ equity	$337,890	$302,327

Note: Results for 2006 have been recast to reflect discontinued operations.

Supplemental Information and Non-GAAP Reconciliations

On the pages that follow, the Company has provided certain supplemental information that we believe will assist the reader in assessing our business operations and performance, including certain non-GAAP financial information and required reconciliations to the most comparable GAAP measure. Results for each quarter of 2006 and the first three quarters of 2007 have been recast to reflect discontinued operations. The supplemental schedules provided include:

Historical Quarterly Statement of Operations and Adjusted EBITDA Reconciliation

A quarterly statement of operations reflecting the results of each quarterly period for calendar year 2006 and 2007 is provided. This information provides the reader with the information necessary to analyze Dice Holdings, Inc. over the recent past.

Historical Quarterly Statement of Cash Flows and Free Cash Flow Reconciliation

A quarterly statement of cash flows reflecting the results of each quarterly period for calendar year 2006 and 2007 is provided. This information provides the reader with the information necessary to analyze Dice Holdings, Inc. over the recent past.

Quarterly Supplemental Data and Certain Non-GAAP Reconciliations

On this schedule, the Company provides certain non-GAAP information of each quarterly period for calendar year 2006 and 2007 that we believe is useful to understanding the business operations of the Company. A discussion of the significant sections is below:

Adjusted Pro Forma Revenues By Segment

Adjusted pro forma revenues by segment reflects historical revenues adjusted for the addition of deferred revenue that was previously written off as part of purchase accounting adjustments related to the Dice Inc. and eFinancialCareers acquisitions. In addition, the Company has made an addition for revenues of eFinancialCareers, as though we owned the business for all periods presented, in order to provide a comparable revenue basis.

Pro Forma Sales and Marketing Expense

Pro forma sales and marketing expense reflects historical sales and marketing expense adjusted for the addition of sales and marketing expenses for eFinancialCareers, as though we owned the business for all periods presented, in order to provide expense analysis comparable to our business operations today.

DICE HOLDINGS, INC.

HISTORICAL QUARTERLY STATEMENTS OF OPERATIONS

(Unaudited)

(in thousands)

	Quarters				Full Year 2006	Quarters				Full Year 2007
	Q1 2006	Q2 2006	Q3 2006	Q4 2006		Q1 2007	Q2 2007	Q3 2007	Q4 2007
Revenues	$16,056	$19,205	$21,577	$26,562	$83,400	$30,389	$34,358	$38,089	$39,514	$142,350

Operating expenses:
Cost of revenues	1,089	1,016	1,118	1,405	4,628	1,826	1,946	2,443	2,431	8,647
Product development	425	561	486	887	2,359	980	982	1,178	1,047	4,188
Sales and marketing	7,055	7,960	8,178	10,263	33,456	13,214	13,797	13,469	12,947	53,427
General and administrative	2,014	2,175	2,350	3,724	10,263	3,949	4,410	5,213	5,621	19,193
Depreciation	325	385	454	535	1,699	619	702	827	823	2,971
Amortization of intangible assets	3,026	2,826	2,825	4,415	13,092	5,228	4,773	4,661	4,389	19,051
Impairment of intangible assets	—	—	—	—	—	—	—	—	2,879	2,879

Total operating expenses	13,934	14,923	15,411	21,229	65,497	25,816	26,610	27,791	30,138	110,357

Operating income	2,122	4,282	6,166	5,333	17,903	4,573	7,748	10,298	9,376	31,993
Interest expense	(1,331)	(931)	(751)	(1,775)	(4,788)	(2,347)	(4,293)	(3,387)	(3,077)	(13,104)
Interest income	27	29	25	153	234	74	82	371	520	1,047

Income from continuing operations before income taxes and minority interest	818	3,380	5,440	3,711	13,349	2,300	3,536	7,282	6,819	19,935
Income tax expense (benefit)	262	1,327	2,119	1,402	5,110	(907)	1,689	2,779	3,131	6,692

Income from continuing operations	556	2,053	3,321	2,309	8,239	3,207	1,847	4,503	3,688	13,243

Discontinued operations:
Income (loss) from discontinued operations	(368)	(326)	(393)	(1,680)	(2,767)	(949)	109	(460)	(284)	(1,584)
Income tax benefit (expense) from discontinued operations	88	130	156	636	1,010	5,619	(463)	154	(1,329)	3,981
Minority interest in net loss of subsidiary	53	77	68	98	296	—	121	—	(255)	(134)

Income (loss) from discontinued operations, net of tax	(227)	(119)	(169)	(946)	(1,461)	4,670	(233)	(306)	(1,868)	2,263

Net income	$329	$1,934	$3,152	$1,363	$6,778	$7,877	$1,613	$4,197	$1,820	$15,507

Note: Results for 2006 and the first three quarters of 2007 have been recast to reflect discontinued operations.

DICE HOLDINGS, INC.

HISTORICAL QUARTERLY ADJUSTED EBITDA RECONCILIATIONS

(Unaudited)

(in thousands)

	Quarters				Full Year 2006	Quarters				Full Year 2007
	Q1 2006	Q2 2006	Q3 2006	Q4 2006		Q1 2007	Q2 2007	Q3 2007	Q4 2007
Reconciliation of Net Income to Adjusted EBITDA:
Net income	$329	$1,934	$3,152	$1,363	$6,778	$7,877	$1,613	$4,197	$1,820	$15,507
Discontinued operations	227	119	169	946	1,461	(4,670)	233	306	1,868	(2,263)
Interest income	(27)	(29)	(25)	(153)	(234)	(74)	(82)	(371)	(520)	(1,047)
Interest expense	1,331	931	751	1,775	4,788	2,347	4,293	3,387	3,077	13,104
Income tax expense (benefit)	262	1,327	2,119	1,402	5,110	(907)	1,689	2,779	3,131	6,692
Depreciation	325	385	454	535	1,699	619	702	827	823	2,971
Amortization of intangible assets	3,026	2,826	2,825	4,415	13,092	5,228	4,773	4,661	4,389	19,051
Impairment of intangible assets	—	—	—	—	—	—	—	—	2,879	2,879
Non-cash stock compensation expense	237	242	245	743	1,467	574	1,208	1,138	1,180	4,100
Deferred revenue adjustment	1,202	650	189	926	2,967	758	518	248	—	1,525

Adjusted EBITDA	$6,912	$8,385	$9,879	$11,952	$37,128	$11,752	$14,950	$17,171	$18,647	$62,521

Reconciliation of Operating Cash Flows to Adjusted EBITDA:
Net cash provided by operating activities	$9,425	$10,394	$8,399	$10,632	$38,850	$20,625	$11,662	$10,756	$16,513	$59,556
Interest expense	1,331	931	751	1,775	4,788	2,347	4,293	3,387	3,077	13,104
Interest income	(27)	(29)	(25)	(153)	(234)	(74)	(82)	(371)	(520)	(1,047)
Income tax expense (benefit)	262	1,327	2,119	1,402	5,110	(907)	1,689	2,779	3,131	6,692
Deferred income taxes	(74)	(1,037)	(1,675)	(341)	(3,127)	1,006	(2,673)	(1,711)	(3,895)	(7,273)
Change in accounts receivable	31	26	1,330	3,330	4,717	(1,072)	(347)	2,839	2,707	4,127
Change in deferred revenue	(6,665)	(2,353)	(1,407)	(5,743)	(16,168)	(7,706)	(1,648)	66	(2,543)	(11,831)
Changes in working capital	1,278	(1,563)	107	(706)	(884)	1,596	1,487	(925)	(1,434)	724
Adjustments for discontinued operations	149	39	91	830	1,109	(4,821)	48	104	1,611	(3,057)
Deferred revenue adjustment	1,202	650	189	926	2,967	758	518	248	—	1,525

Adjusted EBITDA	$6,912	$8,385	$9,879	$11,952	$37,128	$11,752	$14,950	$17,171	$18,647	$62,521

Note: Results for 2006 and the first three quarters of 2007 have been recast to reflect discontinued operations.

DICE HOLDINGS, INC.

QUARTERLY STATEMENTS OF CASH FLOWS AND FREE CASH FLOWS

(Unaudited)

(in thousands)

	Quarters				Full Year 2006	Quarters				Full Year 2007
	Q1 2006	Q2 2006	Q3 2006	Q4 2006		Q1 2007	Q2 2007	Q3 2007	Q4 2007
Cash flows provided by operating activities of continuing operations:
Net income	$329	$1,934	$3,152	$1,363	$6,778	$7,877	$1,613	$4,197	$1,820	$15,507
Adjustments to reconcile net income to net cash provided by operating activities of continuing operations:
Depreciation	325	385	454	535	1,699	619	702	827	823	2,971
Amortization	3,026	2,826	2,825	4,415	13,092	5,228	4,773	4,661	4,389	19,051
Deferred income taxes	74	1,037	1,675	341	3,127	(1,006)	2,673	1,711	3,895	7,273
Amortization of deferred financing costs	78	80	78	116	352	151	185	202	257	795
Share based compensation	237	242	245	743	1,467	574	1,208	1,138	1,180	4,100
Impairment of intangible assets	—	—	—	—	—	—	—	—	2,879	2,879
Changes in operating assets and liabilities:
Accounts receivable	(31)	(26)	(1,330)	(3,330)	(4,717)	1,072	347	(2,839)	(2,707)	(4,127)
Prepaid expenses and other assets	(91)	313	(185)	(82)	(45)	(840)	(661)	199	36	(1,266)
Accounts payable and accrued expenses	(1,032)	1,550	(94)	(270)	154	(1,882)	(198)	1,397	(223)	(906)
Deferred revenue	6,665	2,353	1,407	5,743	16,168	7,706	1,648	(66)	2,543	11,831
Other, net	(155)	(300)	172	1,058	775	1,126	(628)	(671)	1,621	1,448

Net cash provided by operating activities of continuing operations	9,425	10,394	8,399	10,632	38,850	20,625	11,662	10,756	16,513	59,556

Cash flows used for investing activities:
Purchases of fixed assets	(782)	(706)	(573)	(588)	(2,649)	(631)	(893)	(1,048)	(949)	(3,521)
Purchases of marketable securities	(100)	—	—	(100)	(200)	—	(200)	—	—	(200)
Maturities and sales of marketable securities	99	98	—	399	596	—	200	200	599	999
Acquisition of eFinancial Group Limited	—	—	—	(104,738)	(104,738)	—	—	—	—	—
Proceeds from the sale of eFinancialNews Limited	—	—	—	41,560	41,560	—	—	—	—	—
Amounts paid under Targeted Job Fairs acquisition agreement	(133)	(832)	—	—	(965)	—	—	—	—	—
Other, net	—	—	—	—	—	(15)	(17)	—	—	(32)

Net cash used for investing activities of continuing operations	(916)	(1,440)	(573)	(63,467)	(66,396)	(646)	(910)	(848)	(350)	(2,754)

Cash flows provided by (used for) financing activities of continuing operations:
Proceeds from long-term debt	—	—	—	77,000	77,000	113,000	—	—	—	113,000
Payments on long-term debt	(9,000)	(9,000)	(9,000)	(10,000)	(37,000)	(11,000)	(11,000)	(55,300)	(300)	(77,600)
Dividends paid on convertible preferred stock	—	—	—	(11,180)	(11,180)	(107,718)	—	—	—	(107,718)
Dividends paid on common stock	—	—	—	—	—	(180)	—	—	—	(180)
Payments to holders of vested stock options in lieu of dividends	—	—	—	—	—	(4,602)	—	—	—	(4,602)
Financing costs paid	—	—	—	(856)	(856)	(2,239)	—	(7)	(118)	(2,364)
Proceeds from initial public offering	—	—	—	—	—	—	—	81,003	—	81,003
Payment of costs related to initial public offering	—	—	—	—	—	—	(456)	(981)	(1,447)	(2,884)
Proceeds from stock option exercises	—	—	—	—	—	—	—	89	203	292
Other	—	—	—	—	—	—	(175)	—	—	(175)

Net cash provided by (used for) financing activities of continuing operations	(9,000)	(9,000)	(9,000)	54,964	27,964	(12,739)	(11,631)	24,804	(1,662)	(1,228)

Net cash provided by (used for) operating activities of discontinued operations	53	698	319	932	2,002	(5,661)	1,158	306	353	(3,844)
Net cash used for investing activities of discontinued operations	(6)	(76)	(4)	(65)	(151)	(6)	—	—	—	(6)

Net cash provided by (used for) discontinued operations	47	622	315	867	1,851	(5,667)	1,158	306	353	(3,850)
Effect of exchange rate changes	—	—	—	91	91	20	105	29	(39)	115

Net change in cash and cash equivalents for the period	(444)	576	(859)	3,087	2,360	1,593	384	35,047	14,815	51,839
Cash and cash equivalents, beginning of period	3,324	2,880	3,456	2,597	3,324	5,684	7,277	7,661	42,708	5,684

Cash and cash equivalents, end of period	$2,880	$3,456	$2,597	$5,684	$5,684	$7,277	$7,661	$42,708	$57,523	$57,523

Free cash flow:
Net cash provided by operating activities	$9,425	$10,394	$8,399	$10,632	$38,850	$20,625	$11,662	$10,756	$16,513	$59,556
Less: Capital expenditures	(782)	(706)	(573)	(588)	(2,649)	(631)	(893)	(1,048)	(949)	(3,521)

Free cash flow	$8,643	$9,688	$7,826	$10,044	$36,201	$19,994	$10,769	$9,708	$15,564	$56,035

Note: Results for 2006 and the first three quarters of 2007 have been recast to reflect discontinued operations.

DICE HOLDINGS, INC.

NON-GAAP RECONCILIATIONS AND QUARTERLY SUPPLEMENTAL DATA

(Unaudited)

(dollars in thousands except per customer data)

	Quarters				Full Year 2006	Quarters				Full Year 2007
	Q1 2006	Q2 2006	Q3 2006	Q4 2006		Q1 2007	Q2 2007	Q3 2007	Q4 2007
Reconciliation of GAAP Reported Revenue by Segment to Adjusted Pro Forma Revenue by Segment
DCS Online:
Reported Actual	$15,441	$18,513	$20,818	$22,513	$77,285	$23,350	$25,234	$26,557	$27,074	$102,215
Deferred Revenue Adjustment (1)	1,202	650	189	8	2,049	—	—	—	—	—

DCS Online	16,643	19,163	21,007	22,521	79,334	23,350	25,234	26,557	27,074	102,215

eFinancialCareers:
Reported Actual	—	—	—	2,924	2,924	5,145	6,497	8,349	9,667	29,658
eFinancialCareers Pro Forma Adjustment	3,307	4,008	4,687	1,583	13,585	—	—	—	—	—
Deferred Revenue Adjustment (1)	—	—	—	412	412	379	301	147	—	827

eFinancialCareers	3,307	4,008	4,687	4,919	16,921	5,524	6,798	8,496	9,667	30,485

Other:
Reported Actual	616	692	759	1,125	3,191	1,894	2,628	3,183	2,773	10,478
eFinancialCareers Pro Forma Adjustment	1,234	1,358	1,347	492	4,431	—	—	—	—	—
Deferred Revenue Adjustment (1)	—	—	—	506	506	379	217	101	—	697

Other	1,850	2,050	2,106	2,123	8,128	2,273	2,845	3,284	2,773	11,175

Consolidated:
Reported Actual	$16,057	$19,205	$21,577	$26,562	$83,400	$30,389	$34,358	$38,089	$39,514	$142,350
eFinancialCareers Pro Forma Adjustment	4,541	5,366	6,034	2,075	18,016	—	—	—	—	—

Total Pro Forma Revenue	20,598	24,571	27,611	28,637	101,416	30,389	34,358	38,089	39,514	142,350
Deferred Revenue Adjustment (1)	1,202	650	189	926	2,967	758	518	248	—	1,524

Total Pro Forma Adjusted Revenue	$21,800	$25,221	$27,800	$29,563	$104,383	$31,147	$34,876	$38,337	$39,514	$143,874

Percentage of Pro Forma Adjusted Revenue by Segment
DCS Online	76.3%	76.0%	75.6%	76.2%	76.0%	75.0%	72.4%	69.3%	68.5%	71.0%
eFinancialCareers	15.2%	15.9%	16.9%	16.6%	16.2%	17.7%	19.5%	22.2%	24.5%	21.2%
Other	8.5%	8.1%	7.5%	7.2%	7.8%	7.3%	8.1%	8.5%	7.0%	7.8%

	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

Segment Definitions:

DCS Online: Dice.com and ClearanceJobs.com

eFinancialCareers: eFinancialCareers worldwide, excluding the US

Other: Targeted Job Fairs, eFinancialCareers (US), JobsintheMoney.com

(1)	Deferred revenue adjustments are related to deferred revenue written off in application of purchase accounting. See discussion at “Supplemental Information and Non-GAAP Reconciliations”.
(2)	Reflects simple average of three months in each quarterly period.

Note: Results for 2006 and the first three quarters of 2007 have been recast to reflect discontinued operations.

DICE HOLDINGS, INC.

NON-GAAP RECONCILIATIONS AND QUARTERLY SUPPLEMENTAL DATA (continued)

(Unaudited)

(dollars in thousands except per customer data)

	Quarters				Full Year 2006	Quarters				Full Year 2007
	Q1 2006	Q2 2006	Q3 2006	Q4 2006		Q1 2007	Q2 2007	Q3 2007	Q4 2007
Sales and Marketing Expense
Reported Actual	$7,055	$7,960	$8,178	$10,263	$33,456	$13,214	$13,797	$13,469	$12,947	$53,427
eFinancialCareers Pro Forma Adjustment	1,933	2,352	2,885	949	8,119	—	—	—	—	—

Total Pro Forma Sales and Marketing Expense	$8,988	$10,312	$11,063	$11,212	$41,575	$13,214	$13,797	$13,469	$12,947	$53,427

Actual Sales and Marketing Expense as a Percentage of Actual Revenue	43.9%	41.4%	37.9%	38.6%	40.1%	43.5%	40.2%	35.4%	32.8%	37.5%
Pro Forma Sales and Marketing Expense as a Percentage of Pro Forma Adjusted Revenue	41.2%	40.9%	39.8%	37.9%	39.8%	42.4%	39.6%	35.1%	32.8%	37.1%

Reconciliation of Adjusted EBITDA to Pro Forma Adjusted EBITDA
Adjusted EBITDA	$6,912	$8,385	$9,879	$11,952	$37,128	$11,752	$14,950	$17,171	$18,647	$62,521
eFinancialCareers Pro Forma Adjustment	844	401	584	(1,210)	619	—	—	—	—	—

Pro Forma Adjusted EBITDA	$7,756	$8,786	$10,463	$10,742	$37,747	$11,752	$14,950	$17,171	$18,647	$62,521

Pro Forma Adjusted EBITDA Margin	35.6%	34.8%	37.6%	36.3%	36.2%	37.7%	42.9%	44.8%	47.2%	43.5%
Dice.com Recruitment Package Customers (end of period)	6,800	7,300	7,600	7,600	n.a.	8,500	8,800	9,000	8,700	n.a.

Dice.com Average Monthly Revenue per Recruitment Package Customer (2)	$753	$772	$795	$813	n.a.	$826	$830	$839	$852	n.a.

Deferred Revenue	$23,559	$25,899	$27,298	$34,383	n.a.	$42,114	$43,854	$43,871	$46,230	n.a.

Segment Definitions:

DCS Online: Dice.com and ClearanceJobs.com

eFinancialCareers: eFinancialCareers worldwide, excluding the US

Other: Targeted Job Fairs, eFinancialCareers (US), JobsintheMoney.com

(1)	Deferred revenue adjustments are related to deferred revenue written off in application of purchase accounting. See discussion at “Supplemental Information and Non-GAAP Reconciliations”.
(2)	Reflects simple average of three months in each quarterly period.

Note: Results for 2006 and the first three quarters of 2007 have been recast to reflect discontinued operations.